Exhibit 10.1

ADDENDUM NO. 2 TO AGREEMENT No. 97 1020 1026 0000 1702 0388 9318 OVERDRAFT FACILITY OF 23 May 2019

The Agreement is made on the day it is signed by the last of the parties’ representatives.

Powszechna Kasa Oszczęędności Bank Bank Polski Spółka Akcyjna with its registered office in Warsaw, address: ul. Puławska 15, 02-515 Warsaw, registered under KRS number 0000026438 in the District Court for the Capital City of Warsaw, 13th Commercial Division of the National Court Register, Tax ID: PLN 525-000-77-38, REGON (stat. ID): 016298263, share capital (paid-in capital) PLN 1,250,000,000.00 (“PKOBP SA”), represented by:

1. Anna Żuk-Oklińska – Proxy,

2. Paweł Krzywdziuk – Proxy,

and

ASEC Joint Stock Company with its registered office in Krakow, address: ul. Wadowicka 6, 30-415 Kraków, registered in the District Court for Krakow-Śródmieście in Krakow, 11th Commercial Division of the National Court Register under KRS number 0000034383, Tax ID: 677-193-09-64, REGON: 351324446, share capital(paid capital) PLN 4107,000.00 (“Borrower”), represented by:

1. Agnieszka Światły – CEO,

2. Tomasz Boryczko – Member of the Board,

(Collectively, “Parties”),

Make Addendum No. 2 (“Addendum”) to Agreement No. 97 1020 1026 0000 1702 0388 9318, overdraft facility, of 23 May 2019, as amended, hereinafter referred to as “Agreement”, to read as follows:

§ 1

Upon a request from the Borrower, in order to change the loan term, and amend certain other provisions of the Agreement, the Parties decide to make the following amendments to the Agreement:

1). § 1 para. 3 shall be amended to read as follows:
“3. The Loan shall be given for the period from 23 May 2019 to 22 December 2020 (“Loan Term”)”;

2) § 2 para. 2 shall be amended to read as follows:
“2. The Loan utilization term shall expire upon the last day of the Loan Term or, in the case of termination of the Agreement by PKO BP SA – upon the day specified in § 14 para. 4 (“Utilization Term”).”

3) § 5 para. 2 shall be amended to read as follows:
“2. On the date on which the addendum comes into force, the banking commissions and fees and their amounts shall apply as specified in the Rates an excerpt from which forms Annex No. 1 to the Agreement”;

§ 2

1. Annex No. 1 to the Agreement shall be amended as set forth in the Annex to the Addendum.

2. The other provisions of the Agreement shall remain unchanged.

§ 3

The Addendum shall form an integral part of the Agreement and shall come into force on the day on which it is signed. Any amendments to the Addendum shall require for their validity the written format failing which they shall be null and void.

§ 4

For a change in the terms and conditions of the Agreement, upon a request from the Borrower, made by an Addendum, PKO BP SA shall charge, without a separate instruction from the Borrower, a commission of PLN 2,000.00 (in words: two thousand 00/100). The commission shall be charged on the date of execution of the Addendum, in the manner specified in the Agreement, to which the Borrower hereby authorises PKO BP SA.

§ 5

This document was made / the declaration of intent was placed by the proxy in electronic format and signed with qualified electronic signatures using qualified certificates, in accordance with the provisions of the Act of 5 September 2016 on Trust Services and Electronic Identification.

Annex to the Addendum:

Excerpt from the Rates – Annex No. 1 to the Agreement.

Signatures of persons acting on behalf of the Borrower:	Signatures of persons acting on behalf of PKO BP SA:

Signed by:

/s/ Agnieszka Światły	/s/ Anna Żuk-Oklińska
Agnieszka Światły, Managing Director of ASEC	Anna Żuk-Oklińska, Director of the I Corporate
Date: 11.13.2020 1:13 p.m.	Date: 11.16.2020 8:28 a.m.

Signed by:	Signed by:

/s/ Tomasz Stanisław Boryczko	/s/ Paweł Krzywdziuk
Tomasz Stanisław Boryczko, Head of Sales of ASEC	Paweł Krzywdziuk, Senior Consultant
Date: 11.13.2020 1:09 p.m.	Date: 11.13.2020 12:19 p.m.

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